SECURITIES AND EXCHANGE COMMISSION
                   Washington, DC  20549



                         FORM 8-K

                      CURRENT REPORT

              Pursuant to Section 13 or 15(d)
          of the Securities Exchange Act of 1934

               Date of Report:  May 15, 1995
             (Date of earliest event reported)

               Commission file number 1-9676


               CENTURY COMMUNICATIONS CORP.
  (Exact name of registrant as specified in its charter)


   New Jersey                           06-1158179
(State or other jurisdiction of        (I.R.S. Employer
incorporation or organization)         Identification No.)


                     50 Locust Avenue
              New Canaan, Connecticut  06840
    (Address of principal executive office) (Zip Code)

  Registrant's telephone number include area code:  (203)
                         972-2000


ITEM 5.   Other Events

     On November 28, 1994, the Company entered into an agreement with ML Media Partners, L.P. to acquire the cable television systems serving Anaheim, Hermosa
Beach/Manhattan Beach, Fairfield and Rohnert
Park/Yountville, California for an aggregate purchase price of $286 million, subject to adjustment, payable in cash. At September 30, 1994, such systems served approximately 135,000 primary basic subscribers. The obligation of the Company to consummate this transaction is subject to certain closing conditions, including the approval of the relevant franchise authorities of both the transfer and extension of the franchises and other regulatory approvals. The Company anticipates completing this acquisition during the first six months of fiscal
1996.

ITEM 7.   Financial Statements and Exhibits

     (a) The following combined financial statements for ML California Cable Division, a Division of ML Media
Partners, L.P. are filed as part of this Current Report on Form 8-K:

                                                 Page

     Independent Auditors' Report                 F-1
     Combined Balance Sheets                      F-2
     Combined Statements of Operations and
        Division Equity                           F-3
     Combined Statements of Cash Flows            F-4
     Notes to Combined Financial Statements       F-5

     (b) The following pro forma combined financial statements for Century Communications Corp. and Subsidiaries are filed as part of this Current Report on Form 8-K:

     Pro Forma Combined Financial Statements      F-13
     Pro Forma Combined Balance Sheet -
          February 28, 1995                       F-14
     Pro Forma Combined Statement of Operations -
          February 28, 1995                       F-15
     Pro Forma Combined Statement of Operations -
          Nine Months Ended February 28, 1995     F-16
     Notes to Pro Forma Combined Financial
          Statements                              F-17

     (c) The following exhibit is filed as part of this Current Report on Form 8-K:

     23 - Consent of Deloitte & Touche LLP

INDEPENDENT AUDITORS' REPORT

ML Media Partners, L.P.:

We have audited the accompanying combined balance sheets of ML California Cable Division (the "Division"), a division of ML Media Partners, L.P. as of December 30,
1994 and December 31, 1993, and the related combined statements of operations and division equity, and of cash flows for the years then ended. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such combined financial statements present fairly, in all material respects, the financial position of the Division as of December 30, 1994 and December 31,
1993 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying combined financial statements have been prepared assuming that the Division will continue as a going concern. As discussed in Note 6 to the combined financial statements, the Division is experiencing difficulty in generating sufficient cash flows to meet its scheduled 1995 long term debt maturity repayments, which raises substantial doubt about the Division's ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 8 to the combined financial statements, during the fourth quarter of 1994, Orange
County, California filed for bankruptcy.  At December 30,
1994 and December 31, 1993, the Division had a net receivable from Orange County, California relating to property tax refunds totaling approximately $1.7 million.


Deloitte & Touche LLP


Stamford, Connecticut
March 9, 1995

ML CALIFORNIA CABLE DIVISION
A DIVISION OF ML MEDIA PARTNERS, L.P.

COMBINED BALANCE SHEETS
DECEMBER 30, 1994 AND DECEMBER 31, 1993
                                                                          1994            1993
                                                                             (In thousands)
ASSETS

Cash                                                                  $      728      $    9,500
Short-term investments held by agent                                       6,000
Accounts receivable - net of allowance for doubtful
   accounts of $188 and $231 in 1994 and 1993,
   respectively                                                            1,196           1,155
Prepaid and other assets                                                   4,936           3,931
Property, plant and equipment - net                                       56,636          62,282
Goodwill, net of accumulated amortization of $7,781
   and $6,807 in 1994 and 1993, respectively                              31,177          32,151
Cable television franchises, net of accumulated amortization
   of $56,271 and $50,745 in 1994 and 1993, respectively                  17,661          22,957
Other assets - net                                                         2,088           1,114

                                                                      $  120,422      $  133,090


LIABILITIES AND DIVISION EQUITY

Accounts payable and accrued expenses                                 $    9,172      $    8,135
Customers' deposits and prepayments                                          493             860
Due to ML Media Partners, L.P.                                             5,111           3,322
Notes payable                                                            103,857         117,375

                                                                         118,633         129,692

COMMITMENTS AND CONTINGENCIES (See Notes)

DIVISION EQUITY                                                            1,789           3,398

                                                                      $  120,422      $  133,090

See notes to combined financial statements.




ML CALIFORNIA CABLE DIVISION
A DIVISION OF ML MEDIA PARTNERS, L.P.

COMBINED STATEMENTS OF OPERATIONS AND DIVISION EQUITY
FOR THE YEARS ENDED DECEMBER 30, 1994 AND DECEMBER 31, 1993
                                                                 1994          1993
                                                                    (In thousands)

SERVICE INCOME                                               $   54,689    $   54,989

COSTS AND EXPENSES:

   Cost of services                                              16,187        13,488
   Selling, general and administrative                           11,906        11,245
   Management fees and expenses                                   3,406         2,256
   Depreciation and amortization                                 18,186        17,784
                                                                 49,685        44,773

OPERATING INCOME                                                  5,004        10,216

INTEREST EXPENSE                                                  6,613         8,064

NET (LOSS) INCOME                                                (1,609)        2,152

DIVISION EQUITY - beginning of year                               3,398         1,246

DIVISION EQUITY - end of year                                $    1,789    $    3,398


See notes to combined financial statements.


ML CALIFORNIA CABLE DIVISION
A DIVISION OF ML MEDIA PARTNERS, L.P.

COMBINED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 30, 1994 AND DECEMBER 30, 1993
                                                                           1994              1993
                                                                               (In thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net (loss) income                                                   $   (1,609)       $    2,152
   Adjustments to reconcile net (loss) income to
     net cash provided by operating activities:
       Provision for doubtful accounts                                        (43)               38
       Gain on disposal of assets                                            (122)             (273)
       Depreciation and amortization                                       18,186            17,784
       Changes in assets and liabilities:
         Decrease in accounts receivable                                        2               138
         Increase in prepaid and other assets                              (1,005)           (1,712)
         Increase in intangibles and other assets                          (1,431)             (386)
         Increase (decrease) in accounts payable
            and accrued expenses                                            1,408              (767)
         (Decrease) increase in customers' deposits
            and prepayments                                                  (367)              244
         Increase in amounts due to ML Media Partners, L.P.                 1,789               789

            Net cash provided by operating activities                      16,808            18,007

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                                    (6,305)           (8,075)
   Proceeds from disposal of assets                                           243               448

            Net cash used in investing activities                          (6,062)           (7,627)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Payments on long-term borrowings                                       (13,518)           (8,630)

            Net cash used in financing activities                         (13,518)            8,630

NET (DECREASE) INCREASE IN CASH                                            (2,772)            1,750

CASH - beginning of year                                                    9,500             7,750

CASH AND SHORT-TERM INVESTMENTS HELD
   BY AGENT - end of year                                              $    6,728        $    9,500

See notes to combined financial statements.


ML CALIFORNIA CABLE DIVISION
A DIVISION OF ML MEDIA PARTNERS, L.P.

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 30, 1994 AND DECEMBER 31,
1993

1. THE DIVISION

ML California Cable Division (the "Division") includes the
California Cable television systems (the "Cable Systems") of ML Media Partners L.P. (the "Partnership") and the cable television franchise licenses held by ML California
Associates, a partnership formed between the Partnership and Media Management Partners, the general partner of the Partnership. The Division was formed to acquire, own, maintain and operate cable television systems in California. The capital contributed to the Division consisted of the equity of the former ML California Cable
Corporation ("Cable Corp.") which was a wholly-owned subsidiary of the Partnership prior to its liquidation into the Partnership on December 30, 1986. Cable Corp.
transferred all of its assets, except its Federal
Communication Commission ("FCC") licenses for the cable television franchises, and liabilities to the Partnership upon such liquidation. The licenses were transferred to ML California Associates for the purpose of holding the licenses, for the unrestricted use of the Cable Systems.

In January 1994, the Partnership engaged Merrill Lynch &
Co. and Daniels & Associates to act as the Partnership's financial advisors in connection with a possible sale of all or a portion of the Division.

On November 28, 1994, the Partnership entered into an agreement (the "Asset Purchase Agreement") with Century
Communications Corp. ("Century") to sell to Century substantially all of the Division's assets used in the operations of the cable systems serving the Anaheim, Hermosa Beach/Manhattan Beach, Rohnert Park/Yountville and
Fairfield communities. The base purchase price for the Division will be $286,000,000, subject to further adjustment as provided in the Asset Purchase Agreement.
Consummation of the transactions provided for in the Asset
Purchase Agreement is subject to the satisfaction of certain conditions, including obtaining approvals from the FCC and the municipal authorities issuing the franchises for the systems.

The Division is currently unable to determine the impact of the February 22, 1994 FCC action and previous FCC actions, as discussed in Note 10, on its ability to consummate the sale of the Division or the potential timing and ultimate value of such sale.

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - The combined financial statements include the accounts of the Division as of December 30, 1994 and December 31, 1993 and the results of its operations for the years then ended. The combined financial statements include only those assets, liabilities and results of operations which relate to the business of the Division. The combined financial statements do not include any assets, liabilities or operations attributable to the Partnership's or the Partners' individual activities.

The fiscal year of the Division ends on the last Friday of each calendar year.

Revenue Recognition - Service income includes earned subscriber service revenues and charges for installation and connections. Subscriber services paid for in advance are recorded as income when earned.

Franchise Fees - In September 1993, as a result of recently enacted cable regulation legislation which allows for the direct pass through of franchise fees to subscribers, the Division changed its policy for accounting for franchise fees billed to subscribers and paid to various franchising authorities. Such amounts are now recorded in a balance sheet account with no effect on the Division's results of operations.

Prior to September 1993, for certain of its franchises, the Division factored franchise fees into the amounts billed to subscribers and recorded such amounts as revenues on the accrual basis. For these franchises, amounts paid to franchising authorities were recorded as expenses on the accrual basis. Franchise fee expense recorded by the Division during 1993 amounted to approximately $837,000. This amount approximates the franchise fees which were billed to subscribers and included in revenues in 1993.

Short-Term Investments Held by Agent - Short-term investments held by agent represents investments with maturities of less than 30 days.

Goodwill - Goodwill represents the excess of purchase price over the values assigned to the tangible and intangible assets acquired and is being amortized using the straight-line method over 40 years. The Division periodically evaluates the recoverability of goodwill and other intangible assets by assessing whether the unamortized intangible asset can be recovered over its remaining life through operating results and cash flows.

Amortization expense for each of the years ended December
30, 1994 and December 31, 1993 was approximately $974,000.

Property, Plant and Equipment - Property, plant and equipment from acquisitions are recorded at their fair values based upon an independent appraisal at the date of acquisition. Property, plant and equipment additions are stated at cost. Depreciation is computed using the straight-line method over the following estimated useful lives of the assets:

         Buildings                         20-30 years
         Cable television transmission and
           distribution systems and related
           equipment                        3-12 years
         Miscellaneous equipment and
           fixtures                          3-7 years

Initial subscriber connection costs are capitalized and included as part of the distribution systems. Costs related to disconnects and reconnects are expensed as incurred. Expenditures for maintenance and repairs are charged to cost of services as incurred. Betterments, replacement equipment and additions are capitalized and depreciated over the remaining life of the assets.

Cable Television Franchises - Cable television franchise rights from cable television acquisitions are recorded at their fair values based upon an independent appraisal.
Such amounts are amortized over the weighted-average useful lives of the franchises (6-15 years) using the straight-line method.

Amortization expense for the years ended December 30, 1994 and December 31, 1993 was $5,526,000 and $5,869,000,
respectively.

Other Assets - Other assets includes deferred financing costs which are amortized over the life of the outstanding debt (10 years) using the straight-line method and organization costs which are amortized over the average lives of the franchises (13 years) using the straight-line method.

Additionally, the Division had funds in an escrow account totaling approximately $791,000, which funds were included in other assets on the balance sheet at December 30, 1994.
The funds were deposited in such account in accordance with the Division's agreement with Cable
Telecommunications Joint Powers Agency ("CTJPA") to be held for the benefit of CTJPA's subscribers pending determination of the Division's potential need to make refunds to the subscribers in connection with rate re-regulation. In the first quarter of 1995, the Division was required to deposit $680,000 in an escrow account pursuant to an agreement with the City of Fairfield, California to be held for the benefit of the City of Fairfield's subscribers pending determination of the Division's potential need to make refunds to the subscribers in connection with rate re-regulation.
Management currently believes that under the FCC's existing decisions, the most material issues in the Division's rate cases should ultimately be decided in a manner predominantly favorable to the Division.

Income Taxes - No provision or benefit has been made for federal or state income taxes as taxable income or losses of the Division are allocated to the partners for inclusion in their respective income tax returns.

3. RELATED PARTIES

The Division has an agreement with the Partnership whereby the Division incurs a management fee for services provided by Media Management Partners. The Division's allocated portion of the management fee aggregated approximately
$1,469,000 for 1994 and $774,000 for 1993 and such amounts
were included in due to ML Media Partners, L.P. at December 30, 1994 and December 31, 1993, respectively.

The Division has an agreement with MultiVision Cable TV
Corp. ("MultiVision"), which is owned by an officer of Media Management Partners, whereby MultiVision provides the Division with certain administrative services. The net cost to the Division of such services for the years ended December 30, 1994 and December 31, 1993 was
$1,937,000 and $1,482,000, respectively.

Included in prepaid and other assets is a receivable of approximately $1,233,000 due from Multivision resulting from normal funding for the Division's operating activities.




4. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment at December 30, 1994 and December 31, 1993 consists of the following (in thousands):

                                1994              1993

   Land                       $ 3,121        $    3,121
   Buildings and improvements   2,781             2,702
   Cable distribution systems
      and equipment           112,206           107,327
   Other                        3,581             3,607
                              121,689           116,757
   Less accumulated
      depreciation            (65,053)          (54,475)

                              $56,636        $   62,282


Depreciation expense for the years ended December 30, 1994 and December 31, 1993 were $11,459,000 and $10,531,000, respectively.

5. OTHER ASSETS

Other assets at December 30, 1994 and December 31, 1993 consists of the following (in thousands):

                               1994                1993

   Deferred financing costs   $1,975            $ 1,925
   Organizational costs          159                159
   Other                       1,297                146
                               3,431              2,230
   Less accumulated
     amortization             (1,343)            (1,116)

                              $ 2,088           $ 1,114


Amortization expense for the years ended December 30, 1994
and December 31, 1993 were $227,000 and $411,000
respectively.

6. NOTES PAYABLE

On May 15, 1990, the Partnership entered into a
$160,000,000 Amended and Restated Credit Agreement (the
Revised "ML California Credit Agreement") with a group of banks led by Bank of America National Trust and Savings
Association ("Bank of America").  The Revised ML
California Credit Agreement is secured by substantially all of the assets of the Cable Systems and two affiliated radio stations, KORG-AM and KEZY-FM (collectively "the
Affiliates"). The original bank credit agreement was amended and restated to allow the Partnership to borrow up to $160,000,000 if certain operating levels outlined in the agreement were met. At closing, approximately
$137,000,000 was borrowed under the Revised ML California
Credit Agreement, with the proceeds used to refinance all outstanding borrowings under the $115,000,000 original bank credit agreement, repay all outstanding borrowings under a $16,500,000 loan of the two affiliated radio stations, repay working capital advances to the Partnership, and pay various refinancing expenses. At
December 30, 1994 and December 31, 1993, $129,188,000 and
$141,375,000, respectively, was outstanding under the Revised ML California Credit Agreement of which
$103,857,000 and $117,375,000 respectively relates to the Division and $25,331,000 and $24,000,000 respectively, relates to the two affiliated radio stations.

The Revised ML California Credit Agreement was structured as a revolving credit facility through September 30, 1992, at which time all outstanding borrowings under the facility ($150,000,000 as of that date) were converted to a term loan scheduled to fully amortize by September 30, 1999.

As of September 30, 1994 and December 30, 1994, due in part to the negative impact of rate-reregulation on the operations of the Division, the Affiliates were in default of certain financial covenants contained in the Revised ML
California Credit Agreement. These defaults were cured during the first quarter of 1995 (see below). In addition, as of December 30, 1994, the Affiliates expected to be unable to meet during 1995 the principal payment requirements then contained in the Revised ML California
Credit Agreement.

Effective February 23, 1995, the Partnership and the banks entered into a first amendment (the "First Amendment") to the Revised ML California Credit Agreement that provided for reduced principal payments and less restrictive covenants during the first three quarters of 1995. In exchange, the Affiliates paid an amendment fee of $322,969 to the banks and agreed to allow the banks to charge a higher interest rate on outstanding borrowings under the Revised ML California Credit Agreement. (A further fee will be due to the lenders if the sale of the Division is not consummated prior to December 29, 1995). Certain other terms of the Revised ML California Credit Agreement were also affected by the First Amendment.

The Division currently expects that the Affiliates will be able to remain in compliance with the terms of the Revised
ML California Credit Agreement, as amended by the First
Amendment, until December 29, 1995, during which period the Partnership will seek to consummate the sale of the Division. Management currently expects that if the sale of the Division is not consummated prior to December 29, 1995, the Affiliates will be unable to meet the scheduled
December 29, 1995 principal payment due to the banks pursuant to the Revised ML California Credit Agreement, as amended by the First Amendment.

The following table summarizes the required borrowing reductions on the Division's fiscal year-end and on a calendar year-end basis (in thousands) based on amounts separately allocated to the Division and on Total Debt of the Affiliates:

               Debt Allocated                Total Debt of
               to the Division              the Affiliates
           Fiscal Year   Year Ending   Fiscal Year Year Ending
             Ending     December 31,    Ending  December 31,

1995        $ 14,169     $ 14,169      $ 17,625   $ 17,625
1996          11,306       16,581        14,063     20,625
1997          21,103       22,610        26,250     28,125
1998          27,132       27,887        33,750     34,688
Thereafter    30,147       22,610        37,500     28,125

            $103,857     $103,857      $129,188   $129,188

Borrowings under the Revised ML California Credit
Agreement originally bore interest at an annual rate equal to, at the Partnership's option, either Bank of America's
Reference Rate or an Offshore Rate plus the Applicable
Margin, as defined, which ranged from .75% to 1.50% in the case of Reference Rate Loans and from 1.25% to 2.50% in the case of Offshore Rate Loans, depending on the Funded
Debt Ratio of the Affiliates.

On May 18, 1990, the Partnership entered into two interest rate swap agreements covering $100,000,000 of borrowings under the agreements. Under the terms of the swap agreements, $80,000,000 was fixed at a rate of 8.82% per annum, and $20,000,000 was fixed at a rate of 9.04%.

The agreements were effective through May 24 and May 22, 1993, respectively. All borrowings under the Revised ML
California Credit Agreement currently bear interest at floating rates. The overall effective interest rate for the borrowings under the Revised ML California Credit
Agreement was approximately 5.83%, and 6.48% during 1994 and 1993, respectively. Pursuant to the terms of the First Amendment, the applicable margin was increased for periods following December 31, 1994, to between 2.50% and 2.75% for Offshore Rate Loans and between 1.50% and 1.75% for Reference Rate Loans.

The Revised ML California Credit Agreement as amended by the First Amendment requires the Borrower to maintain certain minimum ratios and generally restricts the Borrower's rights relating to capital distributions, investments, dispositions, additional indebtedness, mergers, consolidations and capital expenditures.

7. STATEMENT OF CASH FLOWS

Cash paid for interest for the years ended December 30, 1994 and December 31, 1993 was approximately $6,287,000 and $8,441,000, respectively. Property, plant and equipment of approximately $696,000 and $1,067,000 was acquired but not paid for as of December 30, 1994 and December 31, 1993, respectively.

8. PROPERTY TAXES

The Division filed property tax assessment appeals with various counties in California related to changes in the methods used by assessors to value tangible property and possessory interests. The revised methods had significantly increased property taxes since they included values attributed to what the Division believed to be nontaxable, intangible assets. These appeals covered the tax years from 1987 to present.

In December 1993, the Division received a favorable decision with respect to a property tax appeal filed with one county served by the Division. The county had the right to appeal the decision for a period of six months.
This period expired without appeal during the second quarter of 1994. Also in December of 1993, the Division reached a favorable agreement in principle with a second county served by the Division where an appeal relating to property taxes had also been filed. During 1994, the Division finalized assessed property values with, and received a refund of approximately $700,000 from, this second county. In part, as a result of these developments, the Division continues to be entitled to receive tax refunds. On December 31, 1993, the Division reduced by approximately $2,200,000 general and administrative expense in order to account for these tax refunds. During the fourth quarter of 1994, Orange
County, California, in which a significant percentage of the Division's cable systems are located, filed for bankruptcy. At December 30, 1994 and December 31, 1993, the net property tax refund receivable from Orange County was approximately $1,700,000. The Division ultimately expects to file a claim for such property tax refunds for approximately $2,800,000.

9. COMMITMENTS AND CONTINGENCIES

Commitments - The Division rents office space, equipment and space on utility poles under leases with terms of less than one year or under agreements which are generally terminable on short notice. Rental expense was $360,000 and $355,000 for years ended December 30, 1994 and December 31, 1993, respectively. Rental commitments under lease obligations subsequent to December 30, 1994 are not significantly different than those shown above.

Contingencies - The Division is involved in litigation matters which involve certain claims which arise in the normal course of business, none of which, in the opinion of management, is expected to have a material adverse effect on the Division's financial position or results of operations.

10.  REGULATORY MATTERS

On October 5, 1992, Congress enacted the 1992 Cable Act.
The 1992 Cable Act substantially re-regulates the cable television industry and imposes numerous requirements, including provisions regarding rates which may be regulated by the applicable local franchising authority or the FCC, exclusive programming arrangements, the carriage of broadcast signals, customer service standards and various other matters.

In complying with the benchmark regulatory scheme, the Division was required to reduce present combined basic service rates effective September 1, 1993. In addition, pursuant to the 1992 Cable Act, revenue from secondary outlets and from remote control units was eliminated or reduced significantly. The Division has defrayed some of these resulting revenue declines by taking certain actions which, among others, includes instituting charges for converters, as permitted by the 1992 Cable Act.

On February 22, 1994, the FCC adopted a series of additional measures that expand and substantially alter its cable rate regulations. The FCC's major actions include the following: (1) modification of its benchmark methodology in a way which will effectively require cable rates to be reduced, on average, an additional 7% (i.e., beyond the 10% reduction previously ordered in 1993) from their September 30, 1992 level or to the new benchmark, whichever is less; (2) the issuance of new standards and requirements to be used in making cost-of-service showings by cable operators who seek to justify rates above the levels determined by the benchmark approach; and (3) the clarification and/or reaffirmation of a number of "going forward" issues that had been the subject of various petitions for reconsideration.

On November 10, 1994, the FCC adopted new "going forward" rules and further tightened its regulation of a-la-carte packages. These new rules allow operators to pass through the costs, plus a 20 cent per channel mark-up, for channels newly added to regulated tiers. Through 1996, however, operators will be subject to an aggregate $1.50 cap on the amount they may increase cable program service tier rates due to channel additions. The FCC also established a "new product tier" intended to provide operators unregulated pricing and packaging flexibility, particularly for newer services, so long as they preserve the fundamental nature of their preexisting regulated tiers.
The Division is currently unable to assess the full impact of the FCC's further rate regulation decisions and the 1992 Cable Act generally upon its business prospects or future financial results. However, the rate reductions mandated by the FCC in May of 1993 and February of 1994 have had, and will most likely continue to have, a detrimental impact on the revenues and profits on the Division's cable television operations. Although the impact of the 1992 Cable Act and the recent FCC actions cannot yet be ascertained precisely, once fully implemented, certain aspects of the new law may have an additional negative impact on the financial condition, liquidity, and value of the Division. The rate reductions and limits on the pricing of a-la-carte tiers are principally responsible for the occurrence of since-cured and possible future defaults under the Revised ML
California Credit Agreement.

In addition, the Division is currently unable to determine the impact of the February 22, 1994 FCC action and previous FCC actions on its ability to consummate the sale of the Division or the potential timing and ultimate value of such sale.

See Note 1 for more information regarding the possible sale of the Division.
CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES
PRO FORMA COMBINED FINANCIAL STATEMENTS


The following pro forma combined balance sheet and statements of operations include the accounts of Century
Communications Corp. and subsidiaries (the Company) and the pending acquisition of ML California Cable Division, a division of ML Media Partners, L.P. See Note 2 of Notes to
Pro Forma Combined Financial Statements for a discussion of the effect of this transaction. The pro forma combined balance sheet assumes ML California Cable Division was acquired on February 28, 1995. The pro forma combined statements of operations assume that the acquisition of ML
California Cable Division was completed as of the beginning of each fiscal period presented.

The pro forma combined financial statements also assume that the Company will borrow $250 million (approximately
$245 million net o fdebt issuance costs) from available credit facilities at terms which approximate the Company's current incremental borrowing rate, to purchase the net assets of ML California Cable Division. Any additional funds required to fund the acquisition of ML California
Cable Division will come from existing cash on hand. In the opinion of management, all adjustments necessary to present fairly such pro forma combined financial statements were made. The pro forma combined financial statements are not necessarily indicative of what the actual results of operations or financial position would have been had the transactions occurred as of the beginning of the period or date thereof, nor does it purport to indicate the results of future operations of the Company.

Century Communications Corp. and Subsidiaries
Pro Forma Combined Balance Sheet
February 28, 1995 (Amounts in Thousands)

                                               Century         ML California      Pro Forma Adjustments           Pro Forma
                                                Comm.         Cable Division      Combined Acquisition             Combined
                                                Corp.         Pending Acquisition   Debit        Credit          Acquisition

ASSETS
CURRENT ASSETS:
  Cash and short term investments          $     175,168    $          6,728                  $   42,146 (a)   $     139,750
  Accounts Receivable - net                       29,720               1,196                                          30,916
  Prepaid expenses and other current assets        9,119               4,936                       1,689 (b)          12,366
    TOTAL CURRENT ASSETS                         214,007              12,860                      43,835             183,032

PROPERTY,PLANT & EQUIPMENT - NET                 472,117              56,636    $    5,664 (c)                       534,417
INVESTMENTS IN MARKETABLE EQUITY
  SECURITIES                                      54,341                                                              54,341
EQUITY INVESTMENTS IN CABLE TELEVISION
  AND CELLULAR TELEPHONE SYSTEMS                 210,276                                                             210,276
DEBT ISSUANCE COSTS - NET                         22,219                             4,983 (d)                        27,202
CABLE TELEVISION FRANCHISES - NET                180,044              17,661       205,902 (e)                       403,607
CELLULAR TELEPHONE LICENSE - NET                 309,295                                                             309,295
GOODWILL - NET                                   242,491              31,177                      31,177 (f)         242,491
OTHER ASSETS - NET                                25,438               2,088                       6,951 (g)          20,575
    TOTAL                                  $   1,730,228    $        120,422    $  216,549    $   81,963       $   1,985,236

LIABILITIES AND STOCKHOLDERS'
  EQUITY
CURRENT LIABILITIES

  Current maturities of long term debt     $       6,030             103,857    $  103,857 (h)                 $       6,030
  Accounts payable                                22,499                 186                                          22,685
  Accrued interest payable                        23,575               1,688         1,688 (h)                        23,575
  Other accrued expenses                          36,146              12,409         8,080 (i)                        40,475
  Customer deposits and prepayments               13,105                 493                                          13,598
    TOTAL CURRENT LIABILITIES                    101,355             118,633       113,625                           106,363

LONG TERM DEBT                                 1,470,470                                         250,000 (j)       1,720,470
DEFERRED INCOME TAXES                             93,344                                                              93,344
MINORITY INTEREST IN SUBSIDIARIES                131,447                                                             131,447

SUBSIDIARY CONVERTIBLE REDEEMABLE
  PREFERRED STOCK                                166,565                                                             166,565

COMMON STOCKHOLDERS' (DEFIENCY)
  EQUITY                                        (232,953)              1,789         1,789 (k)                      (232,953)

    TOTAL                                  $   1,730,228    $        120,422    $  115,414    $  250,000       $   1,985,236

See notes to pro forma combined financial statements.


Century Communications Corp. and Subsidiaries
Pro Forma Combined Statement of Operations
Nine Months Ended February 28, 1995 (Amounts in Thousands, Except Share Data)

                                            Century         ML California      Pro Forma Adjustments         Pro Forma
                                             Comm.         Cable Division      Combined Acquisition           Combined
                                             Corp.         Pending Acquisition   Debit        Credit        Acquisition
REVENUES
  Cable service income                  $     246,857    $         41,017                                 $     287,874
  Cellular service income                      60,964                                                            60,964
                                              307,821              41,017                                       348,838

COSTS AND EXPENSES
  Cost of services - Cable                     61,027              12,140                                        73,167
  Cost of services - Cellular                  16,644                                                            16,644
  Selling general & administrative             81,841              11,484                  $    2,554 (a)        90,771
  Depreciation and amortization               123,169              13,640    $   21,814 (c)    13,640 (b)       144,983
                                              282,681              37,264        21,814        16,194           325,565

Operating income                               25,140               3,753                                        23,273

Interest                                       99,543               4,960        17,813 (e)     4,960 (d)       117,356

Loss before income tax benefit
  and minority interest                       (74,403)             (1,207)                                      (94,083)

Income tax benefit                              3,849                                               0 (f)         3,849
Loss before minority interest                 (70,554)             (1,207)                                      (90,234)

Minority interest in loss of subsidiaries      18,922                                                            18,922
  NET LOSS                              $     (51,632)   $         (1,207)                                $     (71,312)


Dividend Requirement on subsidiary convertible
  redeemable preferred stock            $       3,363                                                     $       3,363
Loss applicable to common shares        $     (54,995)                                                    $     (74,675)
Loss per common share                   $       (.61)                                                     $       (.83)

Weighted average number of common shares
and common share equivalents outstanding
during the period                          89,634,000                                                        89,634,000


See notes to pro forma combined financial statements.







CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS (Amounts in
Thousands)


1. BASIS OF PRESENTATION

The pro forma combined financial statements include the financial position and results of operations of Century
Communications Corp. and subsidiaries (the "Company") and the pending acquisition of ML California Cable Division
(the "Pending Acquisition"), a division of ML Media
Partners, L.P., as if such pending acquisition had been consummated as of the beginning of each fiscal period presented for the combined pro forma statements of operations and as of February 28, 1995 for the combined pro forma balance sheet.

The purchase price of the Pending Acquisition will be $286 million, subject to further adjustments as specified in the Asset Purchase Agreement.

2. PRO FORMA ADJUSTMENTS

Combined Balance Sheet.

(a) Reverse cash and short term investments of the Pending Acquisition which will not be acquired by the Company and record the additional funds required to fund the Pending Acquisition.

(b)  Reverse receivable from an affiliate of the Pending
Acquisition and certain other assets which will not be acquired by the Company.

(c) Record purchase price allocated to property, plant and equipment.

(d) Record debt issuance costs related to $250,000 of assumed borrowings under available credit facilities.

(e)  Record purchase price allocated to Cable Television
Franchises.

(f)  Reverse historical goodwill of the Pending
Acquisition based on purchase price allocation.

(g)Reverse other intangible assets capitalized by the Pending Acquisition which represent no future value to the Company and reverse the escrow payment made by the Company in relation to the Pending Acquisition.

(h) Reverse accrued interest and current and long term debt of the Pending Acquisition which will not be assumed by the Company.

(i) Reverse accrued programming costs and payable to affiliate, which will not be assumed by the Company.

(j) Record $250,000 of assumed borrowings under available credit facilities.

(k)  Reverse equity of the Pending Acquisition


Combined Statements of Operations

(a) Reverse management fees and expenses recorded by the Pending Acquisition as such management agreements will be terminated after acquisition.

(b) Reverse depreciation and amortization costs related to capitalized assets of the Pending Acquisition.

(c) Record depreciation of fixed assets and amortization of Cable Television Franchises and debt issuance costs in accordance with the Company's accounting policies. The depreciation of fixed assets for the year ended May 31, 1994 and the nine months ended February 28, 1995 are $6,230 and $4,673, respectively, assuming an average 10 year life. The amortization of Cable Television franchises assumes an average ten year life for related franchises, over which the costs will be amortized. The amortization of Cable Television Franchises for the year ended May 31, 1994 and the nine months ended February 28, 1995 are $22,356 and $16,767, respectively. The amortization of debt issuance costs assumes the $250,000 of additional borrowings under available credit facilities were issued at the beginning of the fiscal periods presented. The amortization of debt issuance costs for the year ended May 31, 1994 and the nine months ended
February 28, 1995 are $499 and $374, respectively, assuming a ten year life.

(d)  Reverse interest expense incurred by the Pending
Acquisition on debt not assumed by the Company.

(e) Record incremental interest expense as if the $250,000 of additional borrowings under available credit facilities were outstanding for each fiscal period presented at an interest rate of 9.5% for each period which approximates the Company's current incremental borrowing rate.

(f) Assumes that no income tax benefit will be recorded related to the loss before income taxes of the Pending
Acquisition after considering pro forma adjustments. This assumption is based on a full valuation allowance being recorded against the resulting deferred tax asset, given the pending acquisition's history of losses.


SIGNATURES

Pursuant to the requirements of the Securities Exchange
Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 15th day of May 1995.

                             CENTURY COMMUNICATIONS CORP.




                             By:___________________________
                                SCOTT N. SCHNEIDER
                                Senior Vice President,
                                Treasurer and Chief
                                Accounting Officer
                                (principal accounting
                                officer)


                                                Exhibit 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-50779 of Century
Communications Corp. on Form S-3 of our report dated March
9, 1995, of ML California Cable Division, a Division of ML
Media Partners, L.P., for the years ended December 30,
1994 and December 31, 1993, included in the Century
Communications Corp. Form 8-K dated May 15, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



Deloitte & Touche LLP


Stamford, Connecticut
May 15, 1995